Exhibit 99.2

Ernst & Young LLP	Phone: (336) 662-6600
Greensboro/Winston-Salem	Fax: (336) 662-6601
202 CentrePort Drive Suite 202	www.ey.com
Greensboro, North Carolina 27409

April 7, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

      Gentlemen:

      We have read Item 4 of Form 8-K dated April 7, 2003, of Frisby Technologies, Inc. (Commission File Number 001-14005) and are in agreement with the statements contained in paragraphs 1, 2 and 3 of Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

      In addition, we have no basis to agree or disagree with other statements of the registrant contained in the above-referenced filing.

                                                        Ernst & Young LLP